Exhibit 99.1

TALOS ENERGY PROVIDES UPDATE ON ESG INITIATIVES AHEAD OF ANNUAL ESG REPORT

Houston, Texas, May 27, 2021 – Talos Energy Inc. (“Talos” or the “Company”) (NYSE: TALO) today provided an update on its ongoing Environmental, Social and Governance (“ESG”) initiatives. The Company further strengthened its ESG commitments with the establishment of long-term emissions reductions targets and further linked executive compensation to ESG performance. Additionally, the Company provided select 2020 ESG performance statistics in advance of its 2021 ESG Report release expected in the third quarter of 2021.

Corporate Updates:

•	Established target of 30% reduction in greenhouse gas (“GHG”) emissions intensity by 2025 from the baseline 2018 levels established in the 2020 ESG Report.

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ESG-driven metrics have been increased to account for 20% of management’s annual incentive plan (“AIP”) and include key initiatives aimed at emissions reduction and health and safety metrics. Additionally, production metrics were eliminated from the AIP scorecard and maximum category payouts were reduced from 200% of targets to 150%.

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Paula Glover was formally elected to the Board of Directors; Ms. Glover has been appointed to the recently enhanced and re-named Safety, Sustainability and Corporate Responsibility Committee, which maintains oversight for sustainability and corporate responsibility matters.

Talos President and Chief Executive Officer Timothy S. Duncan commented: “The combination of recent changes to executive compensation and governance as well as the establishment of long-term emissions reduction targets advances our commitment to ESG at all levels of our business and further aligns the interests of all stakeholders as we look toward the future. Talos has always had a compelling ESG story with a strong health, safety and environmental track record and solid governance and compensation practices, and we are increasingly committed going forward.”

Duncan continued: “In 2020 we improved in numerous operational categories, including emissions intensity and safety, while continuing our track record as a Houston Chronicle Top Workplace and supporting local communities with grassroots charitable contributions and volunteer activities. As we finalize our 2021 ESG Report and reflect on progress made over the past year, we’re excited about continuous improvement across our business moving forward and the positive impact our employee-led ESG committee is generating towards our efforts. Our products are critical to modern society and our role requires relentless effort to be one of the cleanest, safest, most socially responsible and most transparent companies in our industry.”

In addition to governance and compensation updates, Talos also provided select details regarding its 2020 ESG performance, which will be further detailed in the Company’s second annual ESG Report expected to be released in the third quarter of 2021.

2020 ESG Performance Updates:

•	~20% reduction in GHG emissions intensity from 2018 to 2020 (21.8 to 17.4 mt CO2e/MBoe).

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~20% reduction in flaring and venting emissions from 2019 to 2020 (163.5 thousand to 130.6 thousand mt CO2e); consistent with Gulf of Mexico operational best practices, Talos continued to have zero routine flaring.

•	Highly competitive 0.54 total recordable incident rate (“TRIR”); sustained in line with 2019 performance and significantly improved from 2018.

•	Less than 3/4 of one barrel of oil released from over 23 million gross operated barrels produced through Talos operated production facilities.

•	Continued operational trend of using minimal sourced water for production and completion operations.

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Established employee-led internal ESG committee whose members are actively working on a wide array of initiatives, including emissions reduction, safety, diversity and inclusion, community relations and energy transition initiatives, among others.

TALOS ENERGY INC.	333 Clay St., Suite 3300, Houston, TX 77002

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Named a Houston Chronicle Top Workplace in Houston for the eighth consecutive year and increased employee allowances for direct charitable funding initiatives and time away from the office for community volunteering hours.

ABOUT TALOS ENERGY

Talos Energy (NYSE: TALO) is a technically driven independent exploration and production company focused on safely and efficiently maximizing cash flows and long-term value through its operations, currently in the United States Gulf of Mexico and offshore Mexico. As one of the U.S. Gulf of Mexico’s largest public independent producers, we leverage decades of geology, geophysics and offshore operations expertise towards the acquisition, exploration, exploitation and development of assets in key geological trends that are present in many offshore basins around the world. Our activities in offshore Mexico provide high impact exploration opportunities in an oil rich emerging basin. For more information, visit www.talosenergy.com.

INVESTOR RELATIONS CONTACT

Sergio Maiworm

+1.713.328.3008

investor@talosenergy.com

CAUTIONARY STATEMENT ABOUT FORWARD-LOOKING STATEMENTS

This communication may contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of historical fact included in this communication, regarding our strategy, future operations, financial position, estimated revenues and losses, projected costs, prospects, plans and objectives of management are forward-looking statements. When used in this communication, the words “could,” “believe,” “anticipate,” “intend,” “estimate,” “expect,” “project,” “forecast, “may,” “objective,” “plan” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. These forward-looking statements are based on our current expectations and assumptions about future events and are based on currently available information as to the outcome and timing of future events.

We caution you that these forward-looking statements are subject to numerous risks and uncertainties, most of which are difficult to predict and many of which are beyond our control. These risks include, but are not limited to, the final outcome of the UUOA, the results of any ITP re-determinations, commodity price volatility, including the sharp decline in oil prices beginning in March 2020, the impact of the coronavirus disease 2019 (“COVID-19”) and governmental measures related thereto on global demand for oil and natural gas and on the operations of our business, the ability or willingness of the Organization of Petroleum Exporting Countries (“OPEC”) and non-OPEC countries, such as Saudi Arabia and Russia, to set and maintain oil production levels and the impact of any such actions, lack of transportation and storage capacity as a result of oversupply, government regulations and actions or other factors, inflation, lack of availability of drilling and production equipment and services, environmental risks, drilling and other operating risks, regulatory changes, the uncertainty inherent in estimating reserves and in projecting future rates of production, cash flow and access to capital, the timing of development expenditures, the possibility that the anticipated benefits of recent acquisitions are not realized when expected or at all, including as a result of the impact of, or problems arising from, the integration of such acquisitions, and other factors that may affect our future results and business, generally, including those discussed under the heading “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2020, filed with the SEC on March 11, 2021 and our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2021, filed with the SEC on May 6, 2021.

Should one or more of these risks occur, or should underlying assumptions prove incorrect, our actual results and plans could differ materially from those expressed in any forward-looking statements. All forward-looking statements, expressed or implied, are expressly qualified in their entirety by this cautionary statement. This cautionary statement should also be considered in connection with any subsequent written or oral forward-looking statements that we or persons acting on our behalf may issue. Except as otherwise required by applicable law, we disclaim any duty to update any forward-looking statements, to reflect events or circumstances after the date of this communication.

Estimates for our future production volumes are based on assumptions of capital expenditure levels and the assumption that market demand and prices for oil and gas will continue at levels that allow for economic production of these products. The production, transportation, marketing and storage of oil and gas are subject to disruption due to transportation, processing and storage availability, mechanical failure, human error, hurricanes and numerous other factors. Our estimates are based on certain other assumptions, such as well performance, which may vary significantly from those assumed. Therefore, we can give no assurance that our future production volumes will be as estimated.

TALOS ENERGY INC.	333 Clay St., Suite 3300, Houston, TX 77002

CAUTIONARY NOTE TO INVESTORS

The SEC permits oil and gas companies, in their filings with the SEC, to disclose only proved, probable and possible reserves that meet the SEC’s definitions for such terms. In this communication, the Company uses certain broader terms such as “contingent resources” and “2C resources” that the SEC’s guidelines strictly prohibit the Company from including in filings with the SEC. These types of estimates do not represent, and are not intended to represent, any category of reserves based on SEC definitions, are by their nature more speculative than estimates of proved, probable and possible reserves and do not constitute “reserves” within the meaning of the SEC’s rules. These estimates are subject to greater uncertainties, and accordingly, are subject to a substantially greater risk of actually being realized. Investors are urged to consider closely the disclosures and risk factors in the reports the Company files with the SEC.

TALOS ENERGY INC.	333 Clay St., Suite 3300, Houston, TX 77002